Exhibit 4.2


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         This AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of October 13, 2006 (this "Amendment"), to the Rights Agreement, dated as of December 17, 1998 (the "Rights Agreement"), by and between JOHN H. HARLAND COMPANY, a Georgia corporation (the "Company") and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation, as Rights Agent ("First Chicago"), is entered into by and between the Company and WELLS FARGO BANK, N.A., a national banking association ("Wells Fargo").

         WHEREAS, pursuant to Section 21 of the Rights Agreement, the Company may in its sole and absolute discretion remove the Rights Agent and appoint a successor Rights Agent; and

         WHEREAS, the Company desires to remove First Chicago from its duties as Rights Agent under the Rights Agreement and appoint Wells Fargo as Rights Agent thereunder.

         NOW, THEREFORE, in consideration of the foregoing, the Rights Agreement is hereby amended as follows:

Section 1.        Discharge of Rights Agent.  Effective as of November 15, 2006,
                  -------------------------
the Company hereby removes First Chicago from its duties as Rights Agent under the Rights Agreement.

Section 2. Appointment of Successor Agent. The Company and Wells Fargo hereby
           ------------------------------
acknowledge and agree that, effective as of November 15, 2006, Wells Fargo is hereby appointed as the successor Rights Agent under the Rights Agreement and hereby becomes party to the Rights Agreement in such capacity.

Section 3. Amendments to Rights Agreement. Effective as of November 15, 2006,
           ------------------------------
the Rights Agreement is hereby amended as follows:

(a) The reference to "FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation" in the preamble on page one (1) of the Rights Agreement is hereby deleted in its entirety and, in its place, the following is hereby inserted:

                  "WELLS FARGO BANK, N.A., a national banking association"

(b) The notice information of First Chicago in Section 26 of the Rights Agreement is hereby deleted in its entirety and, in its place, the notice information of Wells Fargo is hereby inserted, which shall read, in its entirety, as follows:

                  "Wells Fargo Bank, N.A.
                  Wells Fargo Shareowner Services
                  Attn: Manager of Account Administration
                  161 North Concord Exchange
                  South St. Paul, Minnesota  55075-1139"

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(c)      The last sentence of Section 8 of the Rights Agreement is hereby deleted in its entirety and, in its place, the following is hereby inserted:

                           "Subject to applicable law and regulations, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been cancelled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide the Company or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent."

Section 4. Full Force and Effect. If any term, provision, covenant or
           ----------------------
restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5. Defined  Terms.  Capitalized  terms used but not defined
           --------------
herein shall have the meaning given to them in the Rights Agreement.

Section 6. Governing Law. This Amendment shall be deemed to be a contract made
           --------------
under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 7. Execution in Counterparts. This Amendment may be executed in any
           -------------------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 8. Ratification, Adoption and Approval. In all respects not inconsistent
           -----------------------------------
with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.


                            [SIGNATURE PAGE FOLLOWS.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



                                 JOHN H. HARLAND COMPANY

                              By:
                                 ----------------------------------------

                                 Name:
                                 Title:



                                 WELLS FARGO BANK, N.A.

                              By:
                                 ---------------------------------------

                                 Name:
                                 Title:


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